Exhibit 4.14





                    THIRD SUPPLEMENTAL INDENTURE


                              from


                    YANKEE GAS SERVICES COMPANY


                               to


          SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION


                           TRUSTEE


               _________________________________


                    Dated as of June 1, 1995


               Supplemental to Indenture of Mortgage
                    and Deed of Trust from
                    Yankee Gas Services Company to
               The Connecticut National Bank (now known as
     Shawmut Bank Connecticut, National Association), Trustee,
                    dated as of July 1, 1989
                    THIRD SUPPLEMENTAL INDENTURE

     THIRD SUPPLEMENTAL INDENTURE, dated as of June 1, 1995, between YANKEE GAS SERVICES COMPANY, a specially chartered Connecticut corporation (herein called the "Company"), and SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION (formerly known as The Connecticut National Bank), a national banking association, as Trustee (the "Trustee") under the Indenture of Mortgage and Deed of Trust, dated as of July 1, 1989, executed and delivered by the Company (herein called the "Original Indenture"; the Original Indenture and any and all indentures and instruments supplemental thereto, including, without limitation, this Third Supplemental Indenture, being herein called the "Indenture");

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

     WHEREAS, pursuant to Sections 13.01(C), 13.01(G), 3.03 and Article Five of the Original Indenture, the Company desires to provide for the issuance under the Indenture of a new series of Bonds, which Bonds will be secured by and entitled to the benefits of the Indenture, and to add to its covenants and agreements contained in the Original Indenture certain other covenants and agreements; and

     WHEREAS, all acts and things necessary to make this Third Supplemental Indenture a valid, binding and legal instrument have been performed, and the issuance of the new series of Bonds, subject to the terms of the Original Indenture, has been duly authorized by the Board of Directors of the Company and approved by the Connecticut Department of Public Utility Control, and the Company has requested and hereby requests the Trustee to enter into and join the Company in the execution and delivery of this Third Supplemental Indenture;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Bonds, including the new series of Bonds hereunder issued, and the performance of the covenants therein and herein contained and to declare the terms and conditions on which all such Outstanding Secured Bonds are secured, and in consideration of the premises and of the purchase of the Bonds by the Holders thereof, the Company by these presents does grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, all property, rights, privileges and franchises of the Company of every kind and description, real, personal or mixed, tangible and intangible, whether now owned or hereafter acquired by the Company, wherever located, and grants a security interest therein for the purposes herein expressed, except any Excepted Property which is expressly excepted from the lien hereof in the Original Indenture, and including, without limitation, all and singular the following:

     All property, rights, privileges and franchises particularly described in the Original Indenture, and any and all indentures and instruments supplemental thereto, including, without limitation, the First
     Supplemental Indenture dated as of April 1, 1992, the
     Second Supplemental Indenture dated as of December 1,
     1992, and in addition, all the property, rights, privileges and franchises particularly described in Schedule A annexed to this Third Supplemental
     Indenture, which are hereby made a part of, and deemed to be described herein, as fully as if set forth herein at length.

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

     TO HAVE AND TO HOLD all said property, rights, privileges and franchises of every kind and description, real, personal or mixed, hereby and hereafter (by supplemental indenture or otherwise) granted, bargained, sold, aliened, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated herein not to be deemed part of the Trust Estate), being herein collectively called "Trust Estate") unto the Trustee and its successors and assigns forever.

     SUBJECT, HOWEVER, to Permitted Encumbrances (as defined in
Section 1.01 of the Original Indenture).

     BUT IN TRUST, NEVERTHELESS, for the proportionate and equal benefit and security of the Holders from time to time of all the Outstanding Secured Bonds without any preference or priority of any such Bond over any other such Bond.

     UPON CONDITION that, until the happening of an Event of Default (as defined in Section 1.01 of the Original Indenture) and subject to the provisions of Article Six of the Original Indenture, the Company shall be permitted to possess and use the Trust Estate, except cash, securities and other personal property deposited and pledged, or required to be deposited and pledged, with the Trustee, and to receive and use the rents, issues, profits, revenues and other income of the Trust Estate.

     AND IT IS HEREBY DECLARED that in order to set forth the terms and provisions of the new series of Bonds and in consideration of the premises and of the purchase and acceptance of such Bonds by the holders thereof, and in consideration of the sum of One Dollar ($1.00) to it duly paid by the Trustee, and of other good and valuable consideration, the receipt whereof is hereby acknowledged, and for the purpose of securing the faithful performance and observance of all the covenants and conditions of the Indenture, the Company hereby covenants and agrees with the Trustee and provides as follows:

                         ARTICLE I
          DEFINITIONS AND RULES OF CONSTRUCTION

     Section 1.01.  Terms from the Original Indenture.  All
defined terms used in this Third Supplemental Indenture and not otherwise defined herein shall have the respective meanings ascribed to them in the Original Indenture.

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

     Section 1.02. References are to Third Supplemental Indenture. Unless the context otherwise requires, all references herein to "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Third Supplemental Indenture, and the words "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Third Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision hereof or to the Original Indenture.

                         ARTICLE II
                       SERIES D BONDS

     Section 2.01 Specific Title, Terms and Forms. There is hereby created and shall be outstanding under and secured by the Indenture a series of Bonds entitled "First Mortgage Bonds, Series D" (herein called the "Series D Bonds"), limited in aggregate principal amount at any one time outstanding to Twenty Million Dollars ($20,000,000). The form of the Series D Bonds shall be substantially as set forth in Exhibit A hereto with such insertions, omissions, substitutions and variations as may be determined by the officers executing the same as evidenced by their execution thereof.

     The Series D Bonds shall be issued as fully registered Bonds in denominations of $250,000 or any amount in excess thereof which is an integral multiple of $5,000. The Series D Bonds shall be numbered D-1 and consecutively upwards, or in any other manner deemed appropriate by the Trustee. The Series D Bonds shall mature on June 1, 2005 and shall bear interest from the date of issuance thereof (or from the most recent Interest Payment Date to which interest has been paid or duly provided for) at the rate of six and three-quarters percent [6.75%] per annum (computed on the basis of a 360-day year of twelve 30-day months). Interest Payment Dates for the Series D Bonds shall be June 1 and December 1 of each year, commencing December 1, 1995.

     The Regular Record Date referred to in Section 3.09 of the Original Indenture for the payment of the interest on the Series D Bonds payable, and punctually paid or duly provided for, on any Interest Payment Date shall be the 15th day (whether or not a business day) of the calendar month next preceding such Interest Payment Date.

     Section 2.02   No Sinking Fund; No Optional Redemption.  The
Series D Bonds shall not be subject to any sinking fund and shall not be redeemable or subject to prepayment at the option of the Company or the Holders prior to their Stated Maturity.

     Section 2.03. Place of Payment. The principal and the Redemption price of, and the premium, if any, and the interest on, the Series D Bonds shall be payable at the principal corporate trust office of Shawmut Bank Connecticut, National Association, in Hartford, Connecticut. So long as The Depository Trust Company ("DTC") (or a successor securities depository) is acting as securities depository with respect to the Series D Bonds, such payments shall be made at the time and in the manner necessary to conform to the requirements of such securities depository.

     Section 2.04. Exchangeability. Subject to Section 3.07 of the Indenture, all Series D Bonds shall be fully interchangeable, and, upon surrender at the office or agency of the Company in a Place of Payment therefor, shall be exchangeable for other Series D Bonds of a different authorized denomination or denominations, as requested by the Holder surrendering the same. The Company will execute, and the Trustee shall authenticate and deliver, Series D Bonds whenever the same are required for any such exchange.

     Section 2.05. The Depository Trust Company; Registration of the Series D Bonds. Notwithstanding any other provisions of this Third Supplemental Indenture, the Series D Bonds issued by the Company and authenticated and delivered by the Trustee under this Third Supplemental Indenture in reliance on Rule 144A shall be issued as one definitive, fully registered Bond, without interest coupons, as a global security in the name of Cede & Co., as nominee of DTC, in the aggregate principal amount of all Series D Bonds issued hereunder.

     The Company and the Trustee may treat DTC as, and shall deem DTC to be, the absolute owner of the Series D Bonds evidenced by the global security for the purpose of payment of principal of, premium, if any, and interest on such Series D Bonds, for the purpose of all other matters with respect to such Series D Bonds, for the purpose of registering transfers with respect to the Series D Bonds, and for all other purposes whatsoever. Neither the Company nor the Trustee shall have any responsibility or obligation to any of DTC's direct or indirect participants. Without limiting the immediately preceding sentence, neither the Company nor the Trustee shall have any responsibility or obligation with respect to (i) the accuracy of the records of DTC or its nominee or any of its direct or indirect participants with respect to any ownership interest in the global security, (ii) the delivery to any of DTC's direct or indirect participants or any other person, other than DTC, of any notice with respect to the Series D Bonds evidenced by the global security, (iii) the payment to any of DTC's direct or indirect participants or any other person, other than DTC, of any amount with respect to the

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

principal of, premium, if any, or interest on the Series D Bonds evidenced by the global security, and (iv) the failure of DTC to provide any information or notification on behalf of any of DTC's direct or indirect participants. The Trustee shall pay all principal of and premium, if any, and interest on the Series D Bonds only to or upon the order of DTC, and all such payments shall be valid and effective to fully satisfy the Company's obligations with respect to the principal of and premium, if any, and interest on such Series D Bonds to the extent so paid. Notwithstanding the provisions of the Indenture to the contrary (including, without limitation, place of payment, surrender of the Series D Bonds, registration and transfer thereof and authorized denominations), so long as any of the Series D Bonds are in the form of a global security, full effect shall be given to the procedures and practices of DTC with respect thereto, and the Trustee shall comply therewith.

     In the event that the Company determines that the continuation of the system of book-entry only transfers through DTC (or a successor securities depository) is not in the best interests of the beneficial owners of the Series D Bonds or is burdensome to the Company, the Company will notify DTC and the Trustee, whereupon DTC or the Trustee will notify DTC participants of the availability through DTC of certificates for the Series D Bonds. In such event, the Company shall issue and the Trustee shall transfer and exchange certificates for the Series D Bonds as requested by DTC in denominations as prescribed by Section 2.01 hereof, to the identifiable beneficial owners in replacement of such beneficial owners' beneficial interest in the Series D Bonds.

     Section 2.06. Restrictions on Transfer. All Series D Bonds originally issued hereunder shall bear the following legend:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF YANKEE GAS SERVICES COMPANY (THE "COMPANY") AND PRIOR HOLDERS THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
     (1) TO THE COMPANY (UPON REDEMPTION THEREOF OR OTHERWISE), (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE 1933 ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 (IF AVAILABLE) UNDER THE 1933 ACT, (5) IN RELIANCE ON

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

     ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, SUBJECT TO THE RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE 1933 ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, SUBJECT (IN THE CASE OF CLAUSES (2), (3), (4) AND (5)) TO THE RECEIPT BY THE COMPANY OF A CERTIFICATION OF THE TRANSFEROR (WHICH, IN THE CASE OF CLAUSE (4), MAY BE A COPY OF FORM 144 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION) TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE 1933 ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY JURISDICTION OF THE UNITED STATES. THE HOLDER OF THIS SECURITY WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO HEREIN.

     All Series D Bonds issued upon transfer or exchange thereof shall bear such legend unless the Company shall have delivered to the Trustee an Opinion of Counsel which states that the Series D Bonds may be issued without such legend. All Series D Bonds issued upon transfer or exchange of a Series D Bond or Bonds which do not bear such legend shall be issued without such legend. The Company may from time to time modify the foregoing restrictions on resale and other transfers, without the consent of but upon notice to the Holders, in order to reflect any amendment to Rule 144A or change in the interpretation thereof or practices thereunder.

     So long as The Depository Trust Company is acting as securities depository with respect to the Series D Bonds, the Series D Bonds shall also bear the following legend:

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New
     York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
     DTC),   ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
     VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered holder hereof, Cede & Co., has an interest herein.

     Section 2.07.  Authentication and Delivery.  Upon the
execution of this Third Supplemental Indenture, the Series D
Bonds shall be executed by the Company and delivered to the

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

Trustee for authentication, and thereupon the same shall be authenticated and delivered by the Trustee upon Company Request.

     Section 2.08 CUSIP Numbers. The Company in issuing the Series D Bonds may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Series D Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Series D Bonds, and any such redemption shall not be affected by any defect in or omission of such numbers.

     Section 2.09. Default. Pursuant to the Original Indenture (and notwithstanding any provision of Section 9.22 thereof to the contrary), for purposes of determining whether an Event of Default exists with respect to the Series D Bonds, any default in payment (whether due as a scheduled installment of principal or interest, or at original maturity or earlier redemption or acceleration, or otherwise) with respect to Bonds of any other series which constitutes an Event of Default with respect to the Bonds of such series shall also constitute an Event of Default with respect to the Series D Bonds.

                         ARTICLE III
                 MISCELLANEOUS PROVISIONS

     Section 3.01. Effectiveness and Ratification of Indenture. The provisions of this Third Supplemental Indenture shall be effective from and after the execution hereof; and the Indenture, as hereby supplemented, shall remain in full force and effect.

     Section 3.02. Titles. The titles of the several Articles and Sections of this Third Supplemental Indenture shall not be deemed to be any part thereof, are inserted for convenience only and shall not affect any interpretation hereof.

     Section 3.03. Successors and Assigns. All covenants, provisions, stipulations and agreements in this Third Supplemental Indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and (subject to the provisions of the Purchase Agreement) of the Holders and registered owners from time to time of the Bonds issued and outstanding under and secured by the Indenture (except that the provisions of Article II hereof are and shall be for the sole and exclusive benefit of the Holders of the Series D Bonds).

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

     Section 3.04.  Counterparts.  This Third Supplemental
Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 3.05. Governing Law. The laws of the State of Connecticut shall govern this Third Supplemental Indenture and the Series D Bonds, except to the extent that the validity or perfection of the lien of the Indenture, or remedies thereunder, are governed by the laws of a jurisdiction other than the State of Connecticut.




            [THIS SPACE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, sealed and attested as of the day and year first above written.

                              YANKEE GAS SERVICES COMPANY

                              By   /s/ Michael E. Bielonko
                                --------------------------
                                  Michael E. Bielonko
                                  Its Vice President and
                                  Chief Financial Officer

Attest:

/s/ Mary J. Healey
-----------------------------
Mary J. Healey
Secretary and General Counsel

Executed, sealed and delivered by
     YANKEE GAS SERVICES COMPANY
     in the presence of:

/s/ Maritza M. Agosto
-------------------------

/s/ Sarah K. Sanders
-------------------------
                              SHAWMUT BANK CONNECTICUT,
                              NATIONAL ASSOCIATION, as Trustee

                              By  /s/ Michelle K. Blezand
                                -------------------------------

Attest:

__________________________________

Executed, sealed and delivered by
     SHAWMUT BANK CONNECTICUT,
     NATIONAL ASSOCIATION, as Trustee,
     in the presence of:

/s/ K. Larimore
-------------------------
Kathy A. Larimore

/s/ Steven Cimalore
-------------------------
Steven Cimalore

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

STATE OF CONNECTICUT          )
                              )         ss.:  Meriden
COUNTY OF NEW HAVEN           )

     On this 27th day of June, 1995, before me, Nicholas A. Rinaldi, the undersigned officer, personally appeared Michael E. Bielonko and Mary J. Healey, who acknowledged themselves to be Vice President and Chief Financial Officer and Secretary and General Counsel, respectively, of Yankee Gas Services Company, a Connecticut corporation, and that they, as such officers, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by themselves as such officers, and as their free act and deed.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                              /s/ Nicholas A. Rinaldi
                              ----------------------------
                              Notary Public
                              My commission expires:12/31/94

(SEAL)


STATE OF CONNECTICUT          )
                              )         ss.:  Hartford
COUNTY OF HARTFORD            )

     On this 28th day of June, 1995, before me, Karen R. Felt, the undersigned officer, personally appeared Michelle K. Blezand and Michael M. Hopkins, who acknowledged themselves to be Corporate Trust Officer and Vice President, respectively, of Shawmut Bank Connecticut, National Association, a national banking association, and that they, as such officers, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the association by themselves as such officers, and as their free act and deed.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                              /s/ Karen R. Felt
                              ------------------------------
                              Notary Public
                              My commission expires:02/28/99

(SEAL)

                         EXHIBIT A
             (to Third Supplemental Indenture)


          (FORM OF FIRST MORTGAGE BOND, SERIES D)


     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF YANKEE GAS SERVICES COMPANY (THE "COMPANY") AND PRIOR HOLDERS THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY (UPON REDEMPTION THEREOF OR OTHERWISE),
(2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE 1933 ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 (IF AVAILABLE) UNDER THE 1933 ACT, (5) IN RELIANCE ON ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, SUBJECT TO THE RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE 1933 ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, SUBJECT (IN THE CASE OF CLAUSES (2), (3), (4) AND (5)) TO THE RECEIPT BY THE COMPANY OF A CERTIFICATION OF THE TRANSFEROR (WHICH, IN THE CASE OF CLAUSE (4), MAY BE A COPY OF FORM 144 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION) TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE 1933 ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY JURISDICTION OF THE UNITED STATES. THE HOLDER OF THIS SECURITY WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO HEREIN.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                    Yankee Gas Services Company
                      First Mortgage Bonds,
                         6.75% Series D

CUSIP 98477YAA1                                   No. D - 1

Principal Amount:  $20,000,000

Stated Maturity of Principal:  June 1, 2005

Applicable Rate:  6.75%

Interest Payment Dates:  June 1 and December 1,
                         commencing December 1, 1995


     Yankee Gas Services Company, a specially chartered Connecticut corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, at the Stated Maturity set forth above, the Principal Amount set forth above (or so much thereof as shall not have been paid upon prior redemption) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from the date of issuance hereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on each Interest Payment Date set forth above in each year at the Applicable Rate set forth above. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Bond (or one or more Predecessor Bonds, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th day (whether or not a business day) of the calendar month next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall be paid to the Person in whose name this Bond is registered on the Business Day immediately preceding the date of such payment. If all or any portion of the principal of, or the premium (if any) or interest on, this Bond shall not be paid when due, the amount not so paid shall bear interest at the Applicable Rate until paid.

     The principal and the Redemption Price of, and the premium, if any, and the interest on, this Bond shall be payable at the principal corporate trust office of Shawmut Bank Connecticut, National Association, in Hartford, Connecticut. So long as The Depository Trust Company (or a successor securities depository) is acting as securities depository with respect to the Series D Bonds, such payments shall be made at the time and in the manner

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

necessary to conform to the requirements of such securities depository. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     This Bond is one of a duly authorized issue of Bonds of the Company designated as its "First Mortgage Bonds" (herein called the "Bonds"), issued and to be issued in one or more series under, and all equally and ratably secured by, an Indenture of Mortgage and Deed of Trust, dated as of July 1, 1989, (herein, together with any indenture or instruments supplemental thereto, including the First Supplemental Indenture dated as of April 1, 1992, the Second Supplemental Indenture dated as of December 1, 1992, and the Third Supplemental Indenture dated as of June 1, 1995, called the "Indenture"), between the Company and Shawmut Bank Connecticut, National Association (formerly known as The Connecticut National Bank), as Trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture). Reference is hereby made to the Indenture for a description of the properties thereby mortgaged, pledged and assigned, the nature and extent of the security, the respective rights thereunder of the Holders of the Bonds, the Trustee and the Company, and the terms upon which the Bonds are, and are to be, authenticated and delivered. All capitalized terms used in this Bond which are not defined herein shall have the respective meanings ascribed thereto in the Indenture.

     As provided in the Indenture, the Bonds are issuable in series which may vary as in the Indenture provided or permitted.
This Bond is one of the series specified in its title.

     The Series D Bonds are not subject to any sinking fund and are not redeemable or subject to prepayment at the option of the Company or the Holders prior to their Stated Maturity.

     If an Event of Default, as defined in the Indenture, shall occur, the principal of the Series D Bonds may become or be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Bonds under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Bonds of all series at the time Outstanding affected by such modification. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of Bonds at the time Outstanding on behalf of the Holders of all the Bonds, to waive compliance by


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

the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver agreed to as set forth above by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

     No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Bond at the times, places and rates, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, this Bond is transferable on the Bond Register of the Company, upon surrender of this Bond for transfer at the office or agency of the Company in Hartford, Connecticut, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Bond Registrar, duly executed by the Registered Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Bonds of the same series, or authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     All Bonds of this series shall be fully interchangeable, and, upon surrender at the office or agency of the Company in a Place of Payment therefor, shall be exchangeable for other Bonds of this series of a different authorized denomination or denominations, as requested by the Holder surrendering the same.

     No service charge shall be made for any transfer or exchange hereinbefore referred to, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Bond is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Bond is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Unless the certificate of authentication hereon has been executed by the Trustee or Authenticating Agent by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed under its corporate seal.


Dated: __________________     YANKEE GAS SERVICES COMPANY


                              By __________________________


Attest:


_________________________


                         This is one of the Bonds of the series
                         designated therein referred to in the
                         within-mentioned Indenture.


                         SHAWMUT BANK CONNECTICUT,
                         NATIONAL ASSOCIATION,
                           as Trustee


                         By ____________________________
                              Authorized Officer


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